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                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS
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We consent to the incorporation by reference in the registration statement of
Tyson Foods, Inc. on Form S-4 (File No.      ) of our reports dated November 10,
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1997, on our audits of the consolidated financial statements and financial statement schedule of Hudson Foods, Inc. as of September 27, 1997, and September 28, 1996, and for each of the three years in the period ended September 27, 1997, which reports are included in the Company's Annual Report on Form 10-K.

/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.
Tulsa, Oklahoma
December 10, 1997